UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 480-585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2017, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a License Agreement (the “Agreement”) with SolAero Technologies Corp. (“SolAero”). In the Agreement, the Company agreed to grant SolAero a non-exclusive worldwide license to use, sell, offer for sale, import or otherwise dispose of certain products (the “Licensed Products”) using the Company’s patented proprietary manufacturing processes relating to Gallium Arsenidebased photovoltaic cells (the “Licensed Patents”) within the space and near-space fields of use (“Licensed Field”). SolAero is to pay the Company a royalty based on sales of the Licensed Products within the Licensed Field. The Agreement does not provide SolAero with the right to sublicense the Licensed Patents. The term of the Agreement runs from February 2, 2017, through to the expiration date of the last expiring patent included in the Licensed Technology. However, each party may terminate the agreement upon a material breach by the other party.

Previously, on August 26, 2015, the Company signed a Joint Development Agreement with SolAero for the joint development of high efficiency solar cells utilizing our proprietary manufacturing processes in conjunction with SolAero’s advanced high efficiency solar cell technologies.

ITEM 8.01 OTHER EVENTS.

On February 7, 2017, the Company issued the attached press release.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

10.1	License Agreement with SolAero Technologies Corp. Dated February 2, 2017. *

99.1	Press Release dated February 7, 2017.

* Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: February 7, 2017	By:	/s/ Mark R. Tobin
	Name:	Mark R. Tobin
	Title:	Executive Vice President and Chief Financial Officer

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